UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 25, 2016

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2016, the Compensation and Leadership Development Committee (the “Committee”) of the Board of Directors (the “Board”) of Symantec Corporation (the “Company”) approved the FY17 Senior Executive Annual Incentive Plans (the “Annual Incentive Plans”) for the Company’s named executive officers.

Under the terms of the Annual Incentive Plans, the Company’s named executive officers will be eligible to receive performance-based incentive bonuses based on the Company’s achievement of targeted non-GAAP revenue and non-GAAP operating income for fiscal year 2017, as detailed below.

For the Company’s named executive officers, the target funding under the Annual Incentive Plans are as follows: for Michael Brown, 150% of annual base salary at 100% achievement (subject to the applicable payout restrictions and proration as set forth in Mr. Brown’s Amended Executive Employment Agreement dated as of April 28, 2016 (the “Amended Employment Agreement”)); for Francis Rosch, 80% of annual base salary at 100% achievement; for Thomas Seifert, 100% of annual base salary at 100% achievement; for Scott Taylor, 70% of annual base salary at 100% achievement; and for Balaji Yelamanchili, 125% of annual base salary at 100% achievement.

For the non-GAAP revenue metric: (a) at the threshold achievement level of 98.3% of target, the funding level is 50%; (b) above the threshold achievement level, the funding level increases incrementally, up to a level of 100% at 100% achievement; (c) above the target achievement level, funding increases incrementally, up to a cap of a 200% funding based on achievement of 102% of target; and (d) there is zero funding if the achievement is below 98.3% of target.

For the non-GAAP operating income metric: (a) at the threshold achievement level of 93.9% of target, the funding level is 50%; (b) above the threshold achievement level, the funding level increases incrementally, up to a level of 100% at 100% achievement; (c) above the target achievement level, funding increases incrementally, up to a cap of a 200% funding based on achievement of 106.6% of target; and (d) there is zero funding if the achievement is below 93.9% of target.

The non-GAAP operating income and non-GAAP revenue metrics are tested and funded independently of each other and are weighted equally. With respect to the above metrics, the calculations will be made assuming that foreign currency is held constant at plan rates. The measurement period for all metrics is the fiscal year ending on March 31, 2017.

With the exception of Mr. Brown, the individual payout amount will be determined based on an assessment of individual performance against a set of financial, non-financial, individual, and team-based goals and will be allocated from the bonus pool. The bonus payment amount for Michael Brown will be calculated pursuant to Mr. Brown’s Amended Employment Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symantec Corporation

Date: June 28, 2016	By:	/s/ Scott C. Taylor
Scott C. Taylor
Executive Vice President, General Counsel and Secretary